SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to ’ 240.14a-11(c) or ’ 240.14a-12

VERSAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholder:

      You are cordially invited to attend Versar, Inc.’s Annual Meeting of Stockholders to be held at our offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, November 17, 2004, at 10:00 a.m. local time.

      The matters scheduled for consideration at the meeting are the election of directors and other matters described in the enclosed Proxy Statement. We will also report to you on Versar’s condition and performance, and you will have the opportunity to question management on matters that affect the interests of all stockholders.

      You can reach the offices of Versar by car, from either I-395 or I-495. From I-395: exit Edsall Road West to Backlick Road; left (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center. From I-495: exit Braddock Road East to Backlick Road; right (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center.

      The stockholders’ interest in the affairs of Versar is encouraged and it is important that your shares be represented at the meeting. We hope you will be with us. Whether you plan to attend or not, please complete, sign, date, and return the enclosed proxy card as soon as possible in the postpaid envelope provided. Sending in your proxy will not limit your right to vote in person or to attend the meeting, but it will assure your representation if you cannot attend. Your vote is important.

Sincerely yours,

Paul J. Hoeper
Chairman of the Board

October 13, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Versar, Inc.:

      The Annual Meeting of Stockholders of Versar, Inc. (the “Company”) will be held at the Company’s offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, November 17, 2004, at 10:00 a.m. local time for the following purposes:

1.	To elect nine directors to serve until the 2005 Annual Meeting of Stockholders;

2.	To approve the adoption of the Versar, Inc. Employee Stock Purchase Plan;

3.	To ratify the appointment of Grant Thornton LLP as independent accountants for fiscal year 2005; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on September 20, 2004, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

      Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting.

By Order of the Board of Directors,

/s/ JAMES C. DOBBS
James C. Dobbs
Secretary

October 13, 2004

IMPORTANT NOTICE

YOUR PROXY IS IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POST-PAID ENVELOPE PROVIDED.

VERSAR, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 17, 2004

GENERAL

      This Proxy Statement and the enclosed proxy card are being mailed on or about October 13, 2004, to stockholders (“Stockholders”) of Versar, Inc. (“Versar” or the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 a.m. eastern standard time at the Company’s offices at 6850 Versar Center, Springfield, Virginia 22151, on November 17, 2004. Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by delivering to the Company a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the Annual Meeting, he or she may revoke such proxy by voting his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not revoked, will be voted at the Annual Meeting in accordance with the directions specified therein.

      The Annual Report of the Company for fiscal year 2004 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card were initially mailed in a single envelope to holders of Versar’s Common Stock, par value $.01 per share (“Common Stock”), at the close of business on September 20, 2004 (the “Record Date”).

Record Date and Voting Rights

      Only holders of record of Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. There were 7,831,147 shares of Common Stock outstanding and entitled to vote as of the Record Date. Each share of Common Stock entitles the holder to one vote on all matters of business at the meeting.

      The By-laws of the Company require that the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Abstentions and “broker non-votes” (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming that a quorum is present for the Annual Meeting, then those nine nominees for director who receive the highest number of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

      Proposal No. 2 must be approved by the affirmative vote of holders of a majority of the votes cast with respect to the proposal, in person or by proxy, at the Annual Meeting. For purposes of Proposal No. 2, abstentions are counted for purposes of establishing a quorum but are not counted as shares voting and therefore have not effect with respect to such proposal. For purposes of Proposal No. 2, broker non-votes are not counted as shares voting and therefore have no effect with respect to such proposal.

      Proposal No. 3 must be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposal No. 3, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against such proposal. For purposes of Proposal No. 3, broker non-votes are not counted as shares entitled to vote and therefore have no effect with respect to such proposal.

      Any proxy which is returned by a Stockholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors’ nominees, FOR proposals 2 and 3 and in the proxy holders’ discretion with regard to all other matters. Any unmarked proxies, including those submitted by brokers (other than broker non-votes) or nominees will be voted in favor of the nominees for the Board of Directors and other proposals, as indicated in the accompanying proxy card.

      The cost of preparing, assembling and mailing all proxy materials will be borne by Versar. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, and telegram by officers and regular employees of the Company or its subsidiaries, acting without additional compensation. Versar anticipates that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the Annual Meeting, and such persons will be reimbursed by Versar for the out-of-pocket expenses incurred by them in this regard.

Principal Shareholders

      The table below sets forth, as of September 20, 2004, the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class of Stock

Dr. Michael Markels, Jr.(1) 6850 Versar Center Springfield, VA 22151	840,847	10.7%

Dr. Robert L. Durfee(1) 6850 Versar Center Springfield, VA 22151	744,903	9.5%

Versar Employee 401(k) Plan(2) 6850 Versar Center Springfield, VA 22151	860,093	11.0%

(1)	For a description of the nature of the beneficial ownership of Drs. Markels and Durfee, see “SECURITY HOLDINGS OF MANAGEMENT”. The information with respect to shares of Common Stock held by Drs. Markels and Durfee are based upon filings with the Securities and Exchange Commission.

(2)	All of the shares of Common Stock held by the Versar Employee 401(k) Plan (“401(k) Plan”) are allocated to individual 401(k) Plan participants’ accounts and are voted by those participants. If the participants do not vote their allocated shares, the Trustees have the power to vote those shares. The 401(k) Plan Trustees have investment power over all shares of Common Stock held by the 401(k) Plan. The 401(k) Plan Trustees are Dr. Theodore M. Prociv and Lawrence W. Sinnott. Each disclaims beneficial ownership of the Common Stock held by the 401(k) Plan solely from their position as Trustee. Such shares are not included in the ownership reported for Dr. Prociv and Mr. Sinnott. The information with respect to shares of Common Stock held by the 401(k) Plan is based upon filings with the Securities and Exchange Commission and a report by the Company’s 401(k) Plan Directed Trustee and Custodian, Wachovia Bank.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election

      The Board of Directors of the Company recommends the election of the persons named below who will be nominated to serve as directors of Versar until the fiscal year 2005 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. Each nominee is presently a director of the Company and has served as such for the time indicated opposite his or her name. If for any reason any of the persons named below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board of Directors.

Served as
Name	Director	Business Experience and Age

Paul J. Hoeper	2001 to the present	Business consultant since February 2001; Assistant Secretary of the Army for Acquisition, Logistics and Technology, from May 1998 to January 2001; Deputy Under Secretary of Defense, International and Commercial Programs, from March 1996 to May 1998; President Fortune Financial from 1994 to January 1996. Age 58

Michael Markels, Jr.	1969 to the present	Independent consultant; Chairman of the Board, President and Chief Executive Officer of Ocean Farming, Inc. from 1995 to August 2001 and March 2002 to the present; Co-founder of the Company; Chairman Emeritus of the Board of Versar; retired former Chairman of the Board of Directors of Versar from April 1991 to November 1993; President, Chief Executive Officer, and Chairman of the Board of Versar from 1969 to March 1991. Age 78

Robert L. Durfee	1969 to the present	Independent consultant; Co-founder of the Company; Executive Vice President of the Company from 1986 to June 2004; and President of GEOMET Technologies, LLC., a subsidiary of the Company, from 1991 to June 2004. Age 68

Theodore M. Prociv	1999 to the present	President of Versar since November 1999; Chief Executive Officer of Versar since July 2000; Deputy Assistant Secretary of the Army from May 1998 to October 1999; Deputy Assistant to the Secretary of Defense from April 1994 to April 1998. Age 56

James L. Gallagher	2000 to the present	President, Gallagher Consulting Group since September 1999; President of Westinghouse Government and Environmental Services from 1996 to 1999; Executive Vice President of Westinghouse Government and Environmental Services from 1994 to 1996; Vice President and General Manager Westinghouse Government Operations Business Unit 1992 to 1994; Age 67

Served as
Name	Director	Business Experience and Age

Fernando V. Galaviz	2000 to the present	Chairman, President and Chief Executive Officer of The Centech Group, Inc. from 1988 to the present. Age 69

Amoretta M. Hoeber	2000 to the present	President, AMH Consulting since 1992; Director, Strategic Planning, TRW Federal Systems Group and TRW Environmental Safety Systems, Inc., from 1986 to 1992; Deputy Under Secretary U.S. Army from 1984 to 1986; Principal Deputy Assistant Secretary, U.S. Army from 1981 to 1984. Age 62

Amir A. Metry	2002 to the present	Business consultant since 1995; part-time Versar employee from 1995 to February 2002; Founding Principal of ERM Program Management Corp. from 1989 to 1995; and Vice President, Roy F. Weston from 1981 to 1989. Age 62

James V. Hansen	November 2003 to the Present	President, Jim Hansen & Associates since January 2004; United States Congressman for Utah’s 1st Congressional District from 1980 to 2002. Age 72.

Committees of the Board of Directors

      The Board of Directors of Versar has standing Executive, Audit, Compensation, and Nominating & Governance Committees.

      During fiscal year 2004, the members of the Executive Committee were Dr. Prociv (Chairman), Dr. Durfee, Mr. Galaviz, Ms. Hoeber and Mr. Hoeper. The primary duty of the Executive Committee is to act in the Board’s stead when the Board is not in session, during which time the Committee possesses all the powers of the Board in the management of the business and affairs of the Company, except as otherwise limited by law.

      During fiscal year 2004, the Audit Committee, which the Board of Directors has determined is comprised exclusively of non-employee directors who are independent, as defined by the American Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission, consisted of Messrs. Gallagher (Chairman), Hoeper and Galaviz. This Committee’s primary responsibilities, as defined by its written charter, are to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and retain and evaluate the performance of the independent accountants and the Company’s financial and accounting personnel. The Board of Directors has determined that Mr. Hoeper qualifies as an Audit Committee Financial Expert as defined under the rules and regulations of the Securities and Exchange Commission and is independent as noted above.

      The Compensation Committee was comprised during fiscal year 2004 of Dr. Metry (Chairman), Mr. Hansen and Ms. Hoeber. The Committee, pursuant to a written charter, approves goals and objectives related to executive compensation reviews and adjusts compensation paid to the President and CEO of the Company and all executive officers, and administers the Company’s incentive compensation plans, including cash bonus and stock option grants. The Committee also reviews and determines an appropriate compensation program for the Board of Directors.

      The Board of Directors has determined that Mr. Hansen and Ms. Hoeber are independent for purposes of Compensation Committee service in accordance with the listing standards of the American Stock Exchange. Dr. Metry currently does not qualify as independent under such standards because he served as an employee of the company until February 2002. However, the Board of Directors has determined that it is in the best interests of the Company to continue Dr. Metry’s service on the Compensation Committee in light of his experience with executive compensation and the work he has performed to date on the Company’s benefit plans. Dr. Metry will qualify as independent under the American Stock Exchange requirements after February 2005.

      The Nominating & Governance Committee was comprised, during fiscal year 2004 of Dr. Markels (Chairman), Mr. Hoeper and Mr. Gallagher, all independent directors in accordance with the listing standards of the American Stock Exchange. The Committee, pursuant to a written charter, reviews and approves Board committee charters, conducts assessments of Board performance, develops criteria for Board membership and proposes Board members who meet the criteria for the annual election of directors. The Committee also identifies potential Board members to fill vacancies which may occur between annual stockholder meetings. Stockholders may submit nominees for the Board of Directors in writing to the Chairman of the Nominating & Governance Committee at the Company’s Springfield office, care of the Corporate Secretary, no later than June 30, 2005 for the 2005 Annual Meeting of Stockholders. The Committee also develops and implements corporate governance principles and policies.

Board and Committee Meetings

      During fiscal year 2004, the Board of Directors met five times. The Executive Committee met once. The Audit Committee met four times. The Compensation Committee met three times. The Nominating & Governance Committee met twice. All directors of the Company attended at least 75% of all meetings of the Board and committees on which they served, except Dr. Durfee and Mr. Galaviz did not attend the one Executive Committee meeting.

Directors’ Compensation

      Since fiscal year 2002, the directors’ annual fee of $3,000 has been paid through the grant of stock options. Each year non-qualified stock options will be granted in lieu of a cash payment on the date of the Board’s Annual Meeting. Each non-employee director will receive non-qualified options to purchase that number of shares of Common Stock calculated by dividing $3,000 by the closing price of Versar’s Common Stock on the date of the Annual Meeting and multiplying by three. The stock options will vest over a period of one year. Each director continues to be paid an attendance fee in cash of $1,000 for each meeting of the Board or of its committees where the director is physically present and of $500 for each meeting attended telephonically. Starting in fiscal year 2004, the Chairman of the Audit Committee is paid in cash an additional $5,000 for increased responsibility and work required under recently adopted rules and regulations of the Securities and Exchange Commission and starting in March 2004, the non-employee Chairman of the Board is paid in cash an additional $12,000 a year for responsibilities and efforts on behalf of the Company.

Certain Relationships and Related Transactions

      On February 5, 2003, Dr. Amir A. Metry entered into a one-year Consulting Agreement with the Company to provide client and strategic relationship services in an amount not to exceed $45,000 in any one year. The initial term ended in February 2004 and has continued on a month-to-month basis. The terms of the agreement were negotiated on an arms length basis and approved by the Board of Directors. During fiscal year ended June 30, 2004, Dr. Metry was paid $26,969 under the agreement.

Code of Ethics

      The Company’s Board of Director’s has adopted a Code of Ethics that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics is posted on the Company’s website www.versar.com under Investor Relations. The Company intends to disclose on its website any waivers granted under this Code of Ethics to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. As of the date of this Proxy Statement, no waivers have been requested or granted.

Corporate Governance

      Versar’s Board of Directors has adopted Corporate Governance Guidelines which are posted on the Company’s website www.versar.com under Investor Relations. In May 2004, the Board of Directors amended the Guidelines to require a director, over a period of time to own at least 2,000 shares of Versar stock.

      The Company’s Nominating & Governance Committee consists of three non-employee directors, Dr. Michael Markels, Jr., James L. Gallagher and Paul J. Hoeper, each of whom are independent directors as defined under the American Stock Exchange standards. A copy of the Committee’s Charter is posted on the Company’s website www.versar.com under Investor Relations.

      Under the Corporate Governance Guidelines, the Nominating & Governance Committee has the responsibility for determining which individuals, including existing directors, shall be submitted to the Board for nomination and Stockholders for election as directors. There is, however, no formal nominating or screening process or procedures. The Board of Directors determined that no formal written policy with regard to consideration of director nominees recommended by Stockholders is necessary based on the Company’s policy to consider any nominee by a Stockholder as set forth on page 5. The Corporate Governance Guidelines require that directors nominees should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Stockholders.

      Versar has not adopted a formal process for Stockholder communications with the Board of Directors. Nevertheless, Stockholders and employees who desire to communicate directly to the Board of Directors, any of the Board’s Committees, the non-employee directors as a group or any individual director should write to the address below:

Name of Addressee

c/o Corporate Secretary
Versar, Inc.
6850 Versar Center
Springfield, VA 22151

SECURITY HOLDINGS OF MANAGEMENT

      The following table sets forth certain information regarding the ownership of Versar’s Common Stock by the Company’s directors and each executive officer named in the Summary Compensation Table, each nominee for director and the Company’s directors and executive officers as a group, as of September 20, 2004.

	Shares of Common Stock Beneficially Owned as
Individual or Group	of September 20, 2004(1)

	Number	Percent

Michael Markels, Jr.(2)	840,487	10.7%

Robert L. Durfee(3)	744,903	9.5%

Amir A. Metry(4)	15,626	*

James L. Gallagher(5)	10,156	*

Fernando V. Galaviz(6)	10,156	*

Amoretta M. Hoeber(7)	10,156	*

Theodore M. Prociv(8)	228,709	2.9%

Paul J. Hoeper(9)	10,156	*

James V. Hansen(10)	2,903	*

James C. Dobbs(11)	91,940	1.2%

George J. Anastos(12)	43,804	*

Lawrence W. Sinnott(13)	85,162	1.1%

Jerome B. Strauss(14)	88,999	1.1%

All directors and executive officers as a group (14 persons)(15)	2,183,154	33.5%

*	Less than 1%

(1)	For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule l3d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of September 20, 2004.

(2)	Includes shares 416,400 owned by adult children of Dr. Markels as to which he shares voting and investment power and 412,931 shares owned by him and his spouse. Includes 11,156 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 20, 2004.

(3)	Includes 34,000 shares owned by adult children of Dr. Durfee as to which he shares voting and investment power. Includes 46,903 shares that may be purchased upon the exercise of stock options exercisable within 60 days after September 20, 2004.

(4)	Includes 9,626 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(5)	Includes 5,369 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(6)	Includes 10,156 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(7)	Includes 10,156 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(8)	Includes 175,000 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004. Dr. Prociv is a Trustee of the Employee 401(K) Plan and as such he has shared investment power over 860,093 shares and shared voting power over 860,093 shares held by this plan. Dr. Prociv disclaims beneficial ownership of the Plan shares solely from his position as Trustee, none of which are included in the above table.

(9)	Includes 10,156 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(10)	Includes 2,903 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(11)	Includes 61,500 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(12)	Includes 20,000 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(13)	Includes 58,500 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004. Mr. Sinnott is a Trustee of the Employee 401(K) Plan and as such he has shared investment power over 860,093 shares and shared voting power over 860,093 shares held by this plan. Mr. Sinnott disclaims beneficial ownerships of the Plan shares solely from his position as Trustee, none of which are included in the above table.

(14)	Includes 32,000 shares that may be purchased upon the exercise of stock options within 60 days after September 20, 2004.

(15)	Excludes shares held by the Employee 401(k) Plan as described in notes (8) and (13).

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon copies of reports furnished to Versar, the Company believes that all reports required to be filed by persons subject to Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, have been timely filed except that Dr. Markels failed to file Form 4’s reporting sales of shares of common stock by a member of his family on three occasions in June 2004. Those sales were reported on a Form 5 filed August 16, 2004.

EXECUTIVE COMPENSATION

Cash Compensation

      The following table sets forth information on compensation paid by Versar for services rendered in all capacities during the three fiscal years ended June 30, 2004, to the Company’s Chief Executive Officer and the four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2004 (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-term
	Annual Compensation			Compensation

				Awards

				Securities
			Other Annual	Underlying	All Other
Name, Principal Position,	Salary	Bonus	Compensation	Options/SARs	Compensation
and Fiscal Year ended June 30	$	$	$(1)	#	$

Theodore M. Prociv President and Chief Executive Officer

2004	$242,691	0	0	50,000	$5,001(2)
2003	$234,998	0	0	0	$6,324(2)
2002	$234,998	$10,000	0	0	$5,877(2)

James C. Dobbs Senior Vice President and General Counsel

2004	$160,000	0	0	20,000	$5,060(3)
2003	$160,000	0	0	30,000	$7,793(3)
2002	$155,769	$5,000	0	0	$7,581(3)

George J. Anastos Senior Vice President

2004	$170,000	0	0	20,000	$5,027(4)
2003	$170,000	0	0	30,000	$6,891(4)
2002	$162,162	0	0	0	$6,462(4)

Lawrence W. Sinnott Senior Vice President and Chief Financial Officer

2004	$160,000	0	$21,180(5)	20,000	$3,647(6)
2003	$157,308	0	0	50,000	$6,610(6)
2002	$145,769	$5,000	0	0	$5,890(6)

Jerome B. Strauss Senior Vice President

2004	$145,673	0	0	30,000	$3,948(7)
2003	$123,385	$8,000	0	10,000	$5,478(7)
2002	$117,654	$5,000	0	0	$5,218(7)

(1)	No amounts are shown in “Other Annual Compensation” column for fiscal years 2004, 2003 and 2002, other than Mr. Sinnott, because the aggregate amount of any perquisites or other personal benefits for each of the Named Executive Officers did not exceed the lesser of (i) $50,000 or (ii) 10 percent of combined salary and bonus in each of fiscal year 2004, 2003 and 2002 for the Named Executive Officer and the Company does not pay any other type of compensation constituting “Other Annual Compensation.”

(2)	The amounts shown in this column for Dr. Prociv are comprised of the following: (i) in 2004 a payment of $2,247 for life insurance premiums on term life insurance, in 2003 a payment of $1,624 for life insurance premiums on term life insurance, and in 2002 a payment of $1,159 for life insurance premiums on term life insurance; and (ii) in 2004 a contribution of $2,754 to the Company’s 401 (k) Plan on behalf of Dr. Prociv, in 2003 a contribution of $4,700 to the Company’s 401(k) Plan on behalf of Dr. Prociv, and in 2002 a contribution of $4,718 to the Company’s 401(k) Plan on behalf of Dr. Prociv,

(3)	The amounts shown in this column for Mr. Dobbs are comprised of the following: (i) in 2004 a payment of $1,737 for life insurance premiums or term life insurance, in 2003 a payment of $1,393 for life insurance premiums on term life insurance, and in 2002 a payment of $1,350 for life insurance premiums on term life insurance; and (ii) in 2004 a contribution of $3,323 to the Company’s 401(k) Plan on behalf of Mr. Dobbs, in 2003 a contribution of $6,400 to the Company’s 401(k) Plan on behalf of Mr. Dobbs and in 2002 a contribution of $6,231 to the Company#s 401(k) Plan on behalf of Mr. Dobbs.

(4)	The amounts shown in this column for Dr. Anastos are comprised of the following: (i) in 2004 a payment of $1,496 for life insurance premiums on term life insurance, in 2003 a payment of $1,122 for life insurance premiums on term life insurance, and in 2002 a payment of $754 for life insurance premiums on term life insurance, and (ii) in 2004 a contribution of $3,531 to the Company’s 401(k) Plan on behalf of Dr. Anastos, in 2003 a contribution of $5,769 to the Company’s 401(k) Plan on behalf of Dr. Anastos, and in 2002 a contribution of $5,708 to the Company’s 401(k) Plan on behalf of Dr. Anastos.

(5)	The amount in this column for Mr. Sinnott is comprised of the following: (i) $4,305 for executive medical reimbursement; and (ii) $16,875 for educational tuition reimbursement.

(6)	The amounts shown in this column for Mr. Sinnott are comprised of the following: (i) in 2004 a payment of $324 for life insurance premiums on term life insurance, in 2003 a payment of $318 for life insurance premiums on term life insurance and in 2002 a payment of $290 for life insurance premiums on term life insurance; and (ii) in 2004 a contribution of $3,323 to the Company’s 401(k) Plan on behalf of Mr. Sinnott, in 2003 a contribution of $6,292 to the Company’s 401(k) Plan on behalf of Mr. Sinnott, and in 2002 a contribution of $5,600 to the Company’s 401(k) Plan on behalf of Mr. Sinnott.

(7)	The amounts shown in this column for Mr. Strauss are comprised of the following: (i) in 2004 a payment of $938 for life insurance premiums on term life insurance, in 2003 a payment of $543 for life insurance premiums on term life insurance, and in 2002 a payment of $512 for life insurance premiums on term life insurance; and (ii) in 2004 a contribution of $3,010 to the Company’s 401(k) Plan on behalf of Mr. Strauss, in 2003 a contribution of $4,935 to the Company’s 401(k) Plan on behalf of Mr. Strauss, and in 2002 a contribution of $4,706 to the Company’s 401(k) Plan on behalf of Mr. Strauss.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Stock Price
					Appreciation for
Individual Grants					Option Terms

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	$ per Share	Date	5% ($)	10% ($)

Theodore M Prociv	50,000	13%	$2.80	10/01/2013	$88,045	$223,124

James C. Dobbs	20,000	5%	$2.80	10/01/2013	$35,218	$89,250

George J. Anastos	20,000	5%	$2.80	10/01/2013	$35,218	$89,250

Lawrence W. Sinnott	20,000	5%	$2.80	10/01/2013	$35,218	$89,250

Jerome B. Strauss	30,000	8%	$2.80	10/01/2013	$52,827	$133,874

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUE

(a)	(b)	(c)	(d)	(e)
			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised
	Acquired on	Value	Options at 6/30/04	In-the-Money
	Exercise	Realized	(#)	Options at 6/30/04
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Theodore M. Prociv	—	—	160,000/40,000	$408,500/$14,280

George Anastos	14,400	$24,480	10,000/34,000	$11,300/$90,920

James C. Dobbs	12,763	$23,523	61,737/34,000	$119,733/$90,920

Lawrence W. Sinnott	63,500	$162,130	40,500/46,000	$64,000/$128,600

Jerome B. Strauss	5,000	$14,950	22,000/28,000	$33,600/$62,400

(1)	On June 30, 2004, the closing price of the Company’s Common Stock on the American Stock Exchange was $4.95.

Employment Contracts

      On December 1, 2002, the Company entered into an Employment Agreement with Dr. Prociv for a period of twelve months which provides for him to serve as President at a base salary of $235,000 plus any fringe benefits available to executive officers of the Company including participation in any incentive compensation programs which may be in effect. In September 2003, the Company’s Board of Directors agreed to extend Dr. Prociv’s Employment Agreement on its current terms until November 30, 2004. On September 8, 2004, the Company’s Board of Directors agreed to extend Dr. Prociv’s Employment Agreement for an additional two years at a base salary of $285,000 which amount had been previously determined by the Compensation Committee. If Dr. Prociv’s employment is terminated during the term of the Employment Agreement, except for voluntary termination or termination for cause and, except as noted below, he will be paid 12 months salary, fringe benefits, and any incentive compensation then due and shall be entitled to immediate vesting of all stock options. If there is a change in circumstances (change in title, salary reduction, or change in geographic location) following a change in control of the Company (as defined in this agreement), Dr. Prociv could terminate the agreement and upon termination would be paid 24 months salary and fringe benefits and would be entitled to immediate vesting of all stock options.

Change in Control Agreements

      On January 30, 1999, the Company entered into Change-in-Control Severance Agreements with Lawrence W. Sinnott, Senior Vice President, Chief Financial Officer and Treasurer and James C. Dobbs, Senior Vice President and General Counsel, for a period of twenty-four months. In January 2001, these agreements were extended to January 31, 2004 and in March 2004 were extended to February 28, 2006. These agreements provide that if there is a change in circumstances (change in title, salary reduction or change in geographic location) following a change in control of the Company (as defined in the Agreement), Messrs. Sinnott or Dobbs could terminate their employment and upon termination receive 24 months salary, fringe benefits, and incentive compensation due and would be entitled to immediate vesting of all stock options.

STOCK PERFORMANCE GRAPH

      The following graph and table show a comparison of the cumulative total return for the last five fiscal years on $100 invested on June 30, 1999 in Versar Common Stock, the Standard & Poor’s, 500 Stock Index and Versar’s Peer Group. The Peer Group consists of four companies: CET Environmental Services, Inc.; Duratek, Inc.; Ecology & Environment, Inc.; and Matrix Service Company. The table includes the reinvestment of dividends, where applicable.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG VERSAR, INC., THE S & P 500 INDEX
AND A PEER GROUP

*	$100 invested on 6/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www. researchdatagroup.com/S&P.htm

CUMULATIVE SHAREHOLDER’S RETURN TABLE

Cumulative Shareholder’s Return

	Last trading date in fiscal years

	1999	2000	2001	2002	2003	2004

Versar, Inc.	$100.00	$79.51	$84.10	$109.54	$107.08	$203.08

S&P 500	$100.00	$107.25	$91.34	$74.91	$75.10	$89.45

PEER GROUP	$100.00	$99.19	$115.38	$147.23	$163.38	$226.56

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The Compensation Committee (“Committee”) of the Board of Directors is furnishing the following report on executive compensation for fiscal year 2004. The compensation decisions reported below were made in September 2003 based upon the Company’s and each executive’s performance during the fiscal year 2003 which ended June 30, 2003. The Committee provides oversight of all policies under which compensation is paid to the Company’s executive officers and stock options are granted under the Company’s stock option plans. The Committee consists entirely of non-employee directors. This report does not reflect the performance of the Company or its executives for fiscal year 2004 which will be reported in next year’s Proxy Statement.

Executive Compensation Philosophies and Policies

      The Committee’s executive compensation policies are designed to provide competitive levels of compensation which integrate pay with performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers’ overall compensation are intended to be consistent with compensation in the Company’s industry for similar executives.

      The Company’s executive compensation program for fiscal year 2003 included three components:

(1) Base salary;

(2) Annual Bonus (stock or cash); and

(3) Long-term incentive awards.

•	Base Salary — ranges of appropriate base salaries are determined by analysis of salary data for positions of comparable responsibility within the professional services industry. Committee approval of individual salary changes is based upon performance of the executive evaluated against the Company’s financial and strategic objectives and of the position of the executive in the competitive salary range.

•	Annual Bonus — bonuses are paid pursuant to an incentive bonus plan established each year by the Board of Directors for key employees and managers of the Company and its subsidiaries. Under the bonus plan, an incentive pool is created each fiscal year and is distributed if certain pre-established financial goals for the Company are met.

In September, at the recommendation of the Committee, a new Incentive Compensation Plan was adopted for fiscal year 2004 performance. Focusing on increasing profitability in fiscal year 2004, the amount of the incentive pool depended solely on the extent to which the Company’s consolidated net income before tax exceeds targeted amounts as set out in the 2004 Incentive Compensation Plan.

•	Long-Term Incentive Awards — the purpose of this element of the executive compensation program is to link management pay with the long-term interest of stockholders, rather than only the performance of the Company in a single fiscal year. The Committee is currently using incentive stock options from the Company’s 1996 and 2002 Stock Option Plans for key employees and managers. In determining annual stock option grants, the Committee bases its decision on the individual’s performance or potential to improve shareholder value.

      In determining executive compensation for fiscal year 2004, the Committee took into account the performance of the Company’s stock, the uneven financial performance of the Company in 2003 and the steps taken by management to address the lack of consistency in meeting the Company’s profit goals.

Compensation of Chief Executive Officer

      The Committee reviewed Dr. Prociv’s performance and his efforts to restructure the business into consistent profitability. Dr. Prociv was compensated pursuant to his Employment Agreement described on page 11. Based on his performance and at the recommendation of the Compensation Committee, in September 2003 the Board of Directors agreed to extend Dr. Prociv’s Employment Agreement for one year at no increase in salary.

Compensation of Named Executive Officers

      After a discussion of the performance of the Senior Executives, including the Named Executive Officers, based on the Company’s performance in fiscal year 2003, no raises or bonuses were granted to the Named Executive Officers. Mr. Strauss, in the beginning of calendar year 2004, was granted a $20,000 salary increase based upon his promotion to manager of the Environmental business segment. Based on their individual performances, the Committee granted the following stock options to the Named Executive Officers:

George J. Anastos	20,000
James C. Dobbs	20,000
Lawrence W. Sinnott	20,000
Jerome Strauss	30,000

Compensation Committee of the Board of Directors

Amir A. Metry, Chairman

James V. Hansen
Amoretta M. Hoeber

REPORT OF THE AUDIT COMMITTEE

      The Board’s Audit Committee consists of three non-employee directors, James L. Gallagher, as Chairman; Paul J. Hoeper; and Fernando V. Galaviz, each of whom has been determined to be an independent director under the American Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. Further, the Company’s Board of Directors has determined that Mr. Hoeper is qualified as an Audit Committee Financial Expert. Pursuant to the Committee’s written charter, which was modified last year to meet the new requirements of the Sarbanes-Oxley Act, the Committee evaluates audit performance, manages the relationship with the Company’s independent registered public accounting firm, assesses policies and procedures relating to internal controls and evaluates complaints regarding auditing and accounting matters. This report relates to the activities of the Audit Committee in carrying out such role for the past year.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, which includes the Company’s systems for internal control. In carrying out its oversight responsibilities, the Committee met with management and reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004. The review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

      The Committee also reviewed with the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and SAS (Statement on Auditing Standards) 61. In addition, the Committee discussed with Grant Thornton their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board, including Standard No. 1, and received written disclosures required by that standard. The Committee held a private session with the Company’s independent auditors, Grant Thornton, at which candid discussions of financial management, accounting and internal controls took place.

      The Committee meets periodically and privately with Grant Thornton to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

      Under the Committee’s charter and the requirements of the Sarbanes-Oxley Act and Rule 10A-3 adopted by the Securities and Exchange Commission, the responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm rests with the Audit Committee. Based upon a review of Grant Thornton’s qualifications, resources, personnel and performance, the Committee has selected Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2005 and will submit its decision for Stockholder ratification at the Annual Meeting.

      Submitted by the Audit Committee of the Board of Directors.

James L. Gallagher, Chairman

Fernando V. Galaviz
Paul J. Hoeper

Audit Fees

      In fiscal year 2004 and 2003, Versar was billed by Grant Thornton $123,550 and $98,110 respectively for quarterly reviews and the annual fiscal year audit.

Audit-Related Fees

      Versar was billed by Grant Thornton $7,525 in fiscal year 2004 and $9,935 in fiscal year 2003 for audit-related fees for assurance and related services, which includes $2,020 in fiscal year 2003 to evaluate Versar’s project management program and the remaining amount for attending Audit Committee Meetings.

Tax Fees

      In fiscal year 2004 and 2003, Versar was billed $31,718 and $31,219 respectively by Grant Thornton for federal and state tax compliance services.

All Other Fees

      In fiscal year 2004 and 2003, Versar was billed $18,230 and $8,920 respectively, by Grant Thornton for audits of benefit plans and review of internal controls.

      The Audit Committee has adopted a comprehensive pre-approval policy for services by its registered public accounting firm. All services by Grant Thornton rendered in fiscal year 2004 received prior approval by the Audit Committee. The Committee expects that all such services for fiscal year 2005 will subject to pre approval by the Audit Committee.

PROPOSAL NO. 2

APPROVAL OF THE ADOPTION OF THE
VERSAR, INC. EMPLOYEE STOCK PURCHASE PLAN

      The Versar Inc. 2005 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board of Directors on September 17, 2004 to become effective on January 1, 2005, subject to approval of the ESPP by the Stockholders at the Annual Meeting. The ESPP will allow eligible employees of the Company and its designated affiliates to purchase, through payroll deductions, shares of Common Stock of the Company. Below is a summary of the principal provisions of the ESPP and its operation. A copy of the ESPP is set forth in full in Appendix A to this Proxy Statement, and the following description of the ESPP is qualified in its entirety by reference to that Appendix.

      The ESPP is designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company on a tax-favored basis. In particular, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the United States Internal Revenue Code, as amended (“Section 423”), and thereby to allow participating employees to defer recognition of taxes when purchasing Common Stock at a discount under the plan. The Company will not reserve shares of authorized but unissued Common Stock for issuance under the ESPP. Instead, a designated broker (initially expected to be Wachovia) will be purchasing shares for participants on the open market. To the extent the Company offers to sell shares at a price below fair market value, the Company will make cash payments to the broker to subsidize the discount.

      Administration. The ESPP will be administered by the Board of Directors or a person or committee appointed from time to time by the Board of Directors (the “Administrator”). The Board of Directors or the Administrator, if one has been appointed, is vested with full authority to construe, interpret, and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims under the ESPP, to adopt, amend and rescind any rules deemed appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Determinations by the Board of Directors or the Administrator as to the interpretation and operation of the ESPP will be final and binding on all parties.

      Offering Periods And Purchase Dates. Under the ESPP, twelve monthly offerings (each, an “Offering”) of shares of the Company’s Common Stock will be made each year. Generally, each Offering is of one (1) month’s duration beginning on the first day of each calendar month (e.g., January 1, February 1, March 1, etc.) and ending on the last day of the same calendar month (the “Purchase Period”). The first Offering will begin on or after January 1, 2005 and will end on the last day of the calendar month in which the first Offering begins. The Administrator or the Board of Directors may change the Purchase Period associated with future Offerings to up to 27 months, without stockholder approval.

      Eligibility. All employees of the Company and its designated subsidiaries (including designated related entities, for sub-plans) will be eligible to participate in the ESPP, except persons whose customary employment is less than 20 hours per week or five months or less per year, before the first business day of the Purchase Period. Persons who are deemed for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), to own shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock or shares of a subsidiary will be ineligible to participate in the ESPP. In addition, if an option granted pursuant to the ESPP would permit a person’s rights to purchase shares of Common Stock to accrue at a rate that exceeds the $25,000 fair market value (“Fair Market Value”) of such Common Stock, such person will not be eligible to participate in the ESPP. In addition, the Board of Directors or the Administrator, in its sole discretion, may permit Company directors, employees who are 5% or more stockholders, and independent contractors to participate in certain sub-plans which are not designed to qualify as Code Section 423 plans. As of September 20, 2004, the Company and its designated affiliates had no independent contractors and approximately 366 employees, including one employee who also serves as a director, who was eligible to participate in the ESPP.

      Participation. Eligible employees may elect to participate in one or more of the Offerings, by electing to make payroll deductions during the Offering. The amount of the payroll deductions must not be less than $25.00 per payroll period and must not exceed a percentage (initially 25%) of the participant’s annual compensation that the Board of Directors or the Administrator establishes from time to time. A participant may not purchase more than 500 shares of Common Stock during an Offering, subject to both adjustment for capital changes and to the discretion of the Board of Directors or the Administrator to revise this number for any Offering before it commences. All sums deducted from the regular compensation of participants will be credited to a share purchase account established for each participant on the Company’s books, but prior to use of these funds for the purchase of shares of the Company’s Common Stock in accordance with the ESPP, the Company may use these funds for any valid corporate purpose. The Company will not be under any obligation to pay interest on funds credited to a participant’s stock purchase account in any event.

      Price. The price per share of Common Stock sold under the ESPP during an Offering will be 90% of closing price of the Company’s shares on the American Stock Exchange on the last day of such Offering; provided that, before the first business day of any Purchase Period, the Board of Directors or the Administrator may establish a different formula for determining the price, so long as the formula does not result in a lower price than is allowed under Code Section 423(b)(6). Each participating employee will receive an option, effective on the first day of the Offering, to purchase shares of Common Stock on the last day of the Offering. The number of shares which a participant may purchase under the option during each Offering will be the quotient of the aggregate payroll deductions in the Offering authorized by the participant, and not withdrawn, divided by the applicable purchase price.

      Purchase of Shares. A participant’s option to purchase Common Stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the Company or its designated broker at least five days prior to the last day of the Offering. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions. If a participant fails to work at least 20 hours per week during an Offering, the participant shall be deemed to have terminated his or her participation in the ESPP. Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may not increase or decrease how much he or she has elected to contribute to the ESPP during the Offering (unless the Board of Directors or the Administrator provides for such before the Offering begins).

      The designated broker will purchase the shares of Common Stock authorized for issuance under the ESPP on the open market. To the extent that the purchase price for the shares is below Fair Market Value for any Purchase Period, the Company will pay the designated broker the amounts necessary to subsidize the purchase price for shares purchased on the open market.

      Transferability. Options under the ESPP may not be assigned, transferred, pledged, or otherwise disposed of except by will or in accordance with the laws of descent and distribution.

      Employment Termination. If a participant’s employment terminates for any reason, his or her payroll deductions or contributions will be refunded, and the participant will have up to thirty days to transfer Common Stock from the ESPP to himself or herself, a designated beneficiary, or a broker. If the participant’s shares of Common Stock are not so transferred, a share certificate will be issued and mailed to the participant.

      Duration of ESPP. The ESPP will expire on December 31, 2014, unless the Board exercises its discretion to terminate it on an earlier date.

      Amendment or Termination of the ESPP. The Company’s Board of Directors may at any time amend or terminate the ESPP, subject to stockholder approval to the extent the Board of Directors or the Administrator determines that such approval is required by the listing standards of the American Stock Exchange or appropriate, for example, to conform the ESPP with Section 423 of the Code (currently, for example, the approval of the stockholders of the Company is required to increase the number of shares of Common Stock authorized for purchase under the ESPP or to change the class of employees eligible to receive options under the ESPP, other than to designate additional affiliates as eligible subsidiaries for the ESPP).

      Change in Company Capital Structure. If there is any change in the shares of the Company as a result of a merger, consolidation, reorganization, recapitalization, exchange of shares, change in corporate structure, or similar event, appropriate arrangements will be made so that each option under the ESPP will be assumed or equivalent option substituted by the resulting entity or the Purchase Period will be shortened to allow for the completion of purchases under outstanding options under the ESPP.

      U.S. Federal Income Tax Consequences. No taxable income will be recognized by a participant until the sale or other disposition of the shares of Common Stock acquired under the ESPP. At that time, a participant generally will recognize ordinary income and capital gains. When the shares are disposed of by a participant two years or more after the beginning of the Offering in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares on the purchase date over the purchase price (the “Discount”) or (ii) the excess of the Fair Market Value of the shares at disposition over the purchase price. When shares are disposed of less than two years after the beginning of the Offering in which they were purchased (in what is known as a “disqualifying disposition”), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss. In the event of a participant’s death while owning shares acquired under the ESPP, ordinary income must be recognized in the year of death as though the shares had been sold.

      In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

      Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 15% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 35%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 15% for net capital gains and 35% for ordinary income.

      The Company is entitled to tax deductions for shares issued under the ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares. The ESPP will not meet the requirements in Section 162(m) of the Internal Revenue Code of 1986, which means that there may be no Company deductions for disqualifying dispositions by the Company’s Chief Executive Officer and four most highly paid other executive officers.

      Vote Required. The ESPP must be approved by the affirmative vote of holders of a majority of the votes cast with respect to this Proposal No. 2, in person or by proxy, at the Annual Meeting.

      The Board of Directors unanimously recommends that Stockholders Vote “FOR” this Proposal.

PROPOSAL NO. 3

APPOINTMENT OF ACCOUNTANTS

      The Audit Committee of the Board of Directors considers it desirable that its appointment of the firm of Grant Thornton LLP (Grant Thornton) as independent registered public accounting firm of the Company for fiscal year 2005 be ratified by the Stockholders. Grant Thornton has been the Company’s accountants since the Spring of 2002. Representatives of Grant Thornton will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the Stockholders.

      The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton and the enclosed proxy will be so voted unless a vote against the proposal or an abstention is specifically indicated.

2005 ANNUAL MEETING

      It is presently contemplated that the 2005 Annual Meeting of Stockholders will be held on or about November 16, 2005. In order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials for the 2005 Annual Meeting of Stockholders, it must be received by the Secretary of the Company no later than June 16, 2005, by certified mail, return receipt requested and must comply with applicable federal proxy rules. A proposal submitted for consideration at the 2005 Annual Meeting of Stockholders subsequent to June 16, 2005 shall be considered untimely and will not be included in the Company’s proxy materials. Further, any proposals for which the Company does not receive notice on or before August 30, 2005 shall be subject to the discretionary vote of the proxy holders at the 2005 Annual Meeting of Stockholders.

OTHER MATTERS

      As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

/s/ JAMES C. DOBBS
James C. Dobbs
Secretary

October 13, 2004

Attachment A

VERSAR INC.

2005 Employee Stock Purchase Plan

VERSAR, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 2005 Employee Stock Purchase Plan of Versar, Inc.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Shares of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

(a) “Administrator” means (i) any person or committee to whom the Board delegates administrative discretion under the Plan, and (ii) the Board, which may exercise any and all administrative powers associated with the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Shares” means shares of common stock, par value $.01 per share, of the Company.

(e) “Company” means Versar, Inc., a Delaware corporation.

(f) “Compensation” means the sums of the types and amounts of compensation determined from time to time by the Administrator in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code, including the equal treatment of participants having the same employer corporation.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting shares of beneficial interest of the Company (or its successor or parent) immediately thereafter.

(j) “Designated Subsidiaries” means the Subsidiaries (or other entities with respect to sub-plans established under Section 19(d) hereof) that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Employee” means any person, including an Officer, whom the Company or one of its Designated Subsidiaries classifies as an employee for payroll tax purposes and who (i) is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week, and (ii) is customarily employed by the Company or one of its Designated Subsidiaries for more than five months in a calendar year.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Offering Date” means the first business day of each Purchase Period of the Plan.

1

(n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o) “Plan” means this 2005 Employee Stock Purchase Plan.

(p) “Purchase Date” means the last day of each Purchase Period of the Plan, provided, however, that if such date is not a business day, the “Purchase Date” shall mean the immediately preceding business day.

(q) “Purchase Period” means a period of one calendar month (or such other period of up to 27 consecutive months that the Administrator may determine in its sole discretion before an Offering Date), except for the first Purchase Period set forth in Section 4(b).

(r) “Purchase Price” means with respect to a Purchase Period an amount equal to 90% of the Fair Market Value (as defined in Section 7(b) below) of a Share on the Purchase Date; provided, however, that the Administrator may before any Offering Date establish a different formula for determining the Purchase Price so long as the formula does not result in a lower Purchase Price than is allowable under Section 423(b)(6) of the Code.

(s) “Share” means one Common Share, as adjusted in accordance with Section 18 of the Plan.

(t) “Subsidiary” means a corporation (or an unincorporated entity of which the Company is a co-employer of its employees), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      3. Eligibility.

(a) Any person who is an Employee as of the date 30 days before the Offering Date of a given Purchase Period shall be eligible to participate in such Purchase Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Purchase Period at a time.

(b) Any provisions of the Plan to the contrary notwithstanding other than Section 3(c), no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of beneficial ownership of the Company and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or shares of common stock of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c) Company directors, independent contractors (the meaning of such terms to be determined by the Administrator in its sole discretion), employees of affiliates of the Company that are not corporate Subsidiaries, and Employees who are ineligible to participate pursuant to Section 3(b)(i) above may, in the sole discretion of the Administrator, be eligible to participate in any Company sub-plan or sub-plans that the Administrator may establish in accordance with Section 19(d) below.

      4. Purchase Periods. Purchase Periods shall generally commence on the first day of each calendar month (e.g., January 1, February 1, March 1) and shall end on the last day of the calendar month in which the Purchase Period begins. The Administrator shall have the discretion to establish the first Purchase Period as commencing on or after the effective date determined in Section 22 below. The Administrator shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval, provided that the Administrator shall announce any such change at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

2

      5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Administrator from time to time (each, a “Designated Broker”) prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) A participant’s subscription agreement shall remain in effect for successive Purchase Periods unless modified as provided in Section 6 or terminated as provided in Section 10.

      6. Method of Payment of Contributions.

(a) A participant shall elect to have payroll deductions made on each payday during the Purchase Period in an amount not less than $25 per payroll period and not more than twenty-five percent (25%) (or such other percentage as the Administrator may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Purchase Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, and may increase or decrease the rate of his or her Contributions with respect to the Purchase Period only in accordance with rules that the Administrator establishes before the Offering begins. Any change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

      7. Grant of Option.

(a) On the Offering Date of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on the Purchase Date for the Purchase Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 500 Shares (subject to any adjustment pursuant to Section 18 below, as well as to such other number of Shares as the Administrator may establish from time to time before an Offering Date), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

(b) The fair market value of the Company’s Common Shares on a given date (the “Fair Market Value”) shall be —

(i) the closing sales price of the Common Shares for such date (or, in the event that the Common Shares are not traded on such date, on the immediately preceding trading date), as

3

reported by the New York Stock Exchange or the American Stock Exchange, or, if such price is not reported, then on the nearest preceding trading day during which a sale occurred; or

(ii) if such stock is not traded on either exchange but is quoted on NASDAQ or a successor quotation system (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean of the bid and asked prices per-share of the Common Shares as reported by the NASDAQ or successor or,

(iii) in the event the Common Shares are not listed on a stock exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter market, the Fair Market Value per share shall be the mean between the most recent representative bid and asked prices; or

(iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

      8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of a Purchase Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be sold or issued pursuant to the Plan. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

      9. Delivery. As promptly as practicable after each Purchase Date of each Purchase Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with a Designated Broker.

      10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company or the Designated Broker, in the form and manner as directed by the Company, at least five (5) days prior to the Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Purchase Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of a Purchase Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her option will be automatically terminated. A participant will have up to 30 days to transfer, to himself, to a designated beneficiary, or to a designated broker, any Shares that the Company or the Designated Broker holds for the benefit of the Participant (using a form that the Administrator provides). If within 30 days, the participant’s Shares are not transferred, the Administrator may, but shall not be obligated to, issue and mail a stock certificate for the Shares to the participant.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Purchase Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from a Purchase Period will result in his or her becoming ineligible to participate in any Purchase Periods beginning within the next 12 months (as well as being ineligible for

4

the same period to participate in any succeeding employee stock purchase plan or any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible).

      11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

      12. Shares.

(a) The Designated Broker shall purchase all Shares on the open market. To the extent the Purchase Price for Shares is below Fair Market Value for any Purchase Period, the Company shall pay the Designated Broker such amounts as are necessary to subsidize the Purchase Price for Shares purchased on the open market.

(b) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant in writing, in the name of the participant and his or her spouse.

      13. Administration. The Administrator shall supervise and administer the Plan, and shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. No person acting individually or jointly as the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any participant.

      14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and in the manner as directed by the Company’s Human Resources Department.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice in accordance with Section 14(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

      16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

5

      17. Reports. Individual recordkeeping accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually by the Designated Broker, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

      18. Adjustments Upon Corporate Transactions.

(a) In the event of a proposed dissolution or liquidation of the Company, any Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 10.

For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Shares in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Common Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of its outstanding Common Shares, and in the event of the Company’s being consolidated with or merged into any other corporation.

      19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or a Purchase Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Purchase Period is in the best interests of the Company and the shareholders, or if continuation of the Plan and/or the Purchase Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent the Administrator considers it appropriate to conform the Plan with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

6

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Purchase Periods, to limit the frequency and/or number of changes in the amount withheld during a Purchase Period, to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, to permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and to establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

(c) The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company specifically authorizes the Administrator to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

(d) The Administrator may also adopt sub-plans applicable to particular Subsidiaries, or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. In addition, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

      20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      22. Term of Plan; Effective Date. The Plan shall become effective on January 1, 2005, provided that it has received approval in 2004 by a vote of a majority of the votes cast at a duly held annual meeting of the Company’s shareholders (or by such other shareholder vote that the Administrator determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law). The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

      23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may

7

be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      24. Notice of Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two (2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

      25. Withholding of Taxes. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations which may arise upon the exercise of any option or the disposition of any Shares.

      26. No Employment Rights. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any Shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.

      27. Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.

      28. Captions. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

      29. Governing Law. The internal laws of the Commonwealth of Virginia shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

8

EXHIBIT A

VERSAR INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

------ Original Application	Enrollment Date:
------ Change in Payroll Deduction Rate
------ Change of Beneficiary(ies)

      1.                                                                   hereby elects to participate in the Versar Inc. 2005 Employee Stock Purchase Plan (the “2005 Employee Stock Purchase Plan”), and subscribes to purchase Common Shares of the Company in accordance with this Subscription Agreement and the 2005 Employee Stock Purchase Plan.

      2. I hereby authorize payroll deductions from each paycheck in the amount of $          or                % of my Compensation on each payday (not to exceed 25%) during the Purchase Period in accordance with the 2005 Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

      3. I understand that said payroll deductions shall be accumulated for the purchase of Common Shares at the applicable Purchase Price determined in accordance with the 2005 Employee Stock Purchase Plan. I understand that if I do not withdraw from a Purchase Period, any accumulated payroll deductions will be used to automatically exercise my option.

      4. I have received a copy of the complete “2005 Employee Stock Purchase Plan.” I understand that my participation in the 2005 Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement may be subject to obtaining stockholder approval of the 2005 Employee Stock Purchase Plan.

      5. Shares purchased for me under the 2005 Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):

                                                                                                    .

      6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Purchase Period during which I purchased such shares), I will be treated for Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares.

      I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 10% of the fair market value of the shares on the last day of the Purchase Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES TAX ADVICE, AND I ACKNOWLEDGE THAT THE COMPANY HAS ENCOURAGED ME TO CONSULT MY OWN TAX ADVISOR WITH REGARD TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE 2005 EMPLOYEE STOCK PURCHASE PLAN.

A-1

      7. I hereby agree to be bound by the terms of the 2005 Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the 2005 Employee Stock Purchase Plan.

      8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due me under the 2005 Employee Stock Purchase Plan:

NAME:	(First) (Middle) (Last)

Relationship
(Address)

NAME:	(First) (Middle) (Last)

Relationship
(Address)

      I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME AND CONFIRM THAT THE FOLLOWING INFORMATION IS TRUE AND CORRECT.

Employee’s Social Security Number:

Employee’s Address:

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

A-2

EXHIBIT B

2005 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

      The undersigned participant in the Purchase Period of the Versar Inc. 2005 Employee Stock Purchase Plan which began on                     , 20          (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the participation in the 2005 Employee Stock Purchase Plan for the Purchase Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions which has not yet used to exercise the options be credited to his or her account with respect to such Purchase Period. The undersigned understands and agrees that his or her option for such Purchase Period will be automatically terminated.

      The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement for a Purchase Period beginning at least one year after the date of this withdrawal.

Name and Address of Participant:

Signature:

Date:

B-1

VERSAR, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 17, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes Paul J. Hoeper and Theodore M. Prociv, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of Versar, Inc. (the “Company”), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 6850 Versar Center, Springfield, Virginia, on Wednesday, November 17, 2004 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated, in each case, October 13, 2004. All other proxies heretofore given by the undersigned to vote shares of the Company’s Common Stock are expressly revoked.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE STOCKHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS REFERRED TO IN ITEMS 2 AND 3 ON THE REVERSE SIDE.

(Continued, and to be signed and dated on the reverse side)

VERSAR, INC. P.O. BOX 11223 NEW YORK, N.Y. 10203-0223

DETACH PROXY CARD HERE

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.	[X] VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

(1) Election of Directors

FOR all nominees [ ]	WITHHOLD AUTHORITY to vote [ ]	*EXCEPTIONS [ ]
listed below	for all nominees listed below

Nominees:	Michael Markels, Jr., Robert L. Durfee, Theodore M. Prociv, Paul J. Hoeper, James L. Gallagher, Amoretta M. Hoeber, Fernando V. Galaviz, Amir A. Metry and James V. Hansen

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW).

*Exception ___________________________________________________________________________________________________

		FOR	AGAINST	ABSTAIN
(2)	Approve the adoption of the Versar, Inc. 2005 Employee Stock Purchase Plan.	[ ]	[ ]	[ ]

(3)	Ratification of the appointment of Grant Thornton LLP as independent accountants for fiscal year 2005.	[ ]	[ ]	[ ]

(4)	In their discretion upon such other matters as may properly come before the meeting or any adjournment(s) thereof and upon matters incident to the conduct of the meeting.

                         To change your address, please mark this box. [ ]

                         To include any comments, please mark this box. [ ]

               _______________________________________

                                                                                          SCAN LINE

               _______________________________________

Please sign exactly as your name appears herein. If you are signing for the stockholder, please sign the stockholder’s name, your name and state the capacity in which you are signing.

_______________________________________________________________	____________________________
Date Share Owner sign here	Co-Owner sign here